AMENDMENT TO MANAGEMENT STOCKHOLDER’S AGREEMENTS (THIS “AMENDMENT”)

This Amendment is effective as of November 18, 2009.

WHEREAS, Dollar General Corporation a Tennessee Corporation (the “Company”), and Buck Holdings, L.P., a Delaware limited partnership (“Parent”) have previously entered into a number of Management Stockholder’s Agreements (all such agreements collectively, the “Management Stockholders Agreements”) with certain individuals who are key employees of the Company or one of its subsidiaries (the “Management Stockholders”);

WHEREAS, Section 16 of the Management Stockholders Agreements provides that the Management Stockholders Agreements may be amended by the Company, subject to the conditions specified therein, at any time upon notice to the Management Stockholders thereof;

WHEREAS, the Company and Parent desire to amend the Management Stockholders Agreements for the benefit of the Management Stockholders as provided herein;

NOW, THEREFORE, in consideration of the mutual agreements specified in this Amendment, the parties hereto hereby agree as follows:

1.  Amendment to Management Stockholders Agreements.  The first sentence of Section 2(a) of the Managements Stockholders Agreements is hereby amended and restated in its entirety to read as follows:

“The Management Stockholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any shares of Purchased Stock, Rollover Stock and, at the time of exercise, Common Stock issuable upon exercise of Options (“Option Stock”; together with all Purchased Stock, Rollover Stock and any other Common Stock otherwise acquired and/or held by the Management Stockholder Entities as of or after the date hereof, “Stock”; provided that the term “Stock” shall not include any shares of Common Stock purchased on or after the date of consummation of a Qualified Public Offering (i) in the open market, (ii) through a directed share program or (iii) through a direct stock purchase plan for the benefit of the Company’s employees and/or the public that is administered by a third party administrator), except as provided in this Section 2(a) below and Section 3 hereof.”

2.  Governing Law.  The laws of the State of Tennessee applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

3.  Counterparts.  This Amendment may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

4.  No Other Amendments.  Except to the extent expressly amended by this Amendment, all terms of the Management Stockholders Agreements shall remain in full force and effect without amendment, change or modification.

[Signatures on the following page]

IN WITNESS WHEREOF, each of the following has executed this Amendment as of the date first set forth above.

DOLLAR GENERAL CORPORATION

By:	/s/ Susan S. Lanigan
Name: Susan S. Lanigan
Title: Executive Vice President & General Counsel

BUCK HOLDINGS, L.P.

By: Buck Holdings, LLC, its General Partner

By:	/s/ Raj Agrawal
Name: Raj Agrawal
Title: Manager and Vice President